CONSULTING AGREEMENT

     THIS AGREEMENT, made and entered into as of July 27, 2000 by and between MYLAN LABORATORIES INC., a Pennsylvania corporation having an address at 1030 Century Building, 130 Seventh Street, Pittsburgh, PA 15222 ("Consultee"), and COURY CONSULTING, L.P., a Pennsylvania limited partnership, having an address at USX Tower, 30th Floor, 600 Grant Street, Pittsburgh, Pennsylvania 15219 ("Consultant").


                              W I T N E S S E T H:
                               - - - - - - - - - -


     WHEREAS, Consultee desires to retain the unique consulting services of Consultant ("Services"); and


     WHEREAS, Consultant is willing to provide such unique Services based on the terms and conditions set forth herein.


     NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties covenant and agree as follows:


     Section 1. Engagement. Consultee hereby engages Consultant, and Consultant hereby accepts such engagement, to evaluate and make recommendations to Consultee with respect to methods and procedures that are intended to protect and maximize shareholder value. Additionally, Consultant will, at the Consultee's request, provide guidance and counsel with respect to business combinations and commercial business transactions, and any and all other activities and services incidental thereto provided, however, that nothing contained in this Agreement shall be construed to include the provision of any securities investment advice or related service. Consultant shall report to Milan Puskar in his capacity as Chief Executive Officer of the Consultee and/or Dana Barnett in his capacity as Executive Vice President of the Consultee and to no other person or officer of the Consultee.

     Section 2. Term and Termination. Subject to an earlier termination of this Agreement pursuant to subsections (a) (b) and (c) below, the term of this Agreement shall be for a period of three (3) years from the date set forth above. Consultee or Consultant may terminate this Agreement prior to expiration of the term hereof as follows:

          (a) Termination Without Cause. Consultee or Consultant may terminate this Agreement at any time, effective thirty (30) days after delivery of written notice of termination to the other. In such event, Consultant shall continue to render Services if requested by Consultee until the effective date of termination, and Consultant shall be paid its regular monthly compensation until such date.

          (b) Termination For Cause. Consultee may terminate this Agreement for Cause (as hereinafter defined) at any time, effective upon delivery of written notice to Consultant. In such event, Consultant shall be entitled to its regular monthly compensation up to the date of termination, and in no event shall Consultant be entitled to additional compensation or bonuses after the effective date of such termination.

          (c) Termination Due to a Change in Control. Consultant may terminate this Agreement due to a Change in Control (as hereinafter defined), upon written notice to the Consultee delivered within sixty (60) days of such Change In Control. Such termination shall be effective thirty (30) days after delivery of such written notice. In such event, Consultant shall continue to render Services if requested by Consultee until the effective date of termination, and Consultant shall be paid its regular monthly compensation until such date. In no event shall a termination due to a Change of Control be deemed to be a Termination Without Cause.


     Section 3. Death or Disability. If Robert J. Coury ("Coury") dies or becomes mentally or physically disabled during the term of this Agreement, Consultee shall nonetheless pay to Consultant the compensation which would otherwise be payable hereunder through the date of Coury's death or disability, and the term of this Agreement shall be deemed to have expired on the date of Coury's death or disability.


     Section 4. Confidentiality. Consultant hereby agrees that all information of whatsoever character either delivered to Consultant by Consultee or acquired by Consultant in the course of performing Services for Consultee shall be maintained in strictest confidence and shall not be disclosed to third parties without the written consent of Consultee, except to the extent Consultant deems necessary to obtain the advice of attorneys, accountants, investment bankers and/or other consultants in connection with the performance of Services hereunder. Consultant further agrees not to make any use of such information unless expressly authorized to do so by Consultee, and shall take no action which in any way is detrimental to the interests of Consultee in respect of such information. No license or right of any nature is expressly or impliedly granted to Consultant for the use of any intellectual property owned or utilized by Consultee.


     Section 5. Personal Service. Consultant's Services to be provided pursuant to this Agreement shall be performed personally by Coury, and no other person shall be engaged in the performance of such Services without the prior written consent of Consultee; provided, however, the foregoing shall not apply to assistance rendered by accountants, attorneys, investment bankers secretaries, clerical personnel and other similar professionals and support services required by Consultant in the performance of Services.

     Section 6. Compensation. Consultee shall pay Consultant the following compensation:

               (a) Signing Bonus. In order to induce the Consultant to enter into this Agreement, Consultee grants to the Consultant an option to acquire One Hundred Thousand (100,000) shares of the Consultee's common stock ("Option") such Option to be vested immediately upon the execution of this agreement. Additional provisions governing the terms of this Option are contained in an Option Agreement attached as Exhibit A to this Agreement.

               (b) Monthly Compensation. On the first occurring monthly anniversary of this Agreement and on each subsequent monthly anniversary through the termination of this Agreement, Consultee agrees to pay the Consultant the sum of fifteen thousand dollars ($15,000).

               (c) Performance Bonus. In its sole and absolute discretion Consultee may pay the Consultant a performance bonus in such amount, at such times and based upon such performance as Puskar and Barnett or their successors may deem appropriate.

               (d) Transaction Fee. Consultee agrees to pay the Consultant a fee equal to one-tenth of one percent (.1%) of the Aggregate Value (as hereinafter defined) of any Major Transaction (as hereinafter defined) involving the Consultee (including any transaction in which the Consultee is the surviving entity); provided, however, that (i) the Consultant participated or provided services in connection with such Major Transaction, (ii) such Major Transaction was announced during the period commencing on the effective date of this Agreement and ending twelve (12) months after the termination of this Agreement, and
          (iii) the Consultant has neither voluntarily terminated this Agreement (i.e., the Consultant did not initiate a Termination Without Cause) nor been Terminated for Cause.

In addition to the foregoing, Consultee agrees to reimburse Consultant upon request for all expenses reasonably incurred by Consultant in performing Services pursuant to this Agreement including, without limitation, travel, lodging, food and third-party professional expenses.


               Section  7.   Consultant   Representations.   Consultant   hereby
          represents and warrants as follows:

          (a) Good Standing. Consultant is a Pennsylvania limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

                    (b) Authority.  Consultant is duly  authorized to enter into this Agreement, and to perform its obligations hereunder in accordance with the terms and conditions contained herein.

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

                    (c) Conflict.  Neither the execution of this Agreement,  nor the performance of Services hereunder, will conflict with, constitute a breach of, or cause a default under any agreement, understanding, deed of trust, loan agreement or other contract, statute or ordinance to which Consultant is a party, bound or subject.

                    (d) Enforceability. When executed by Consultant, this Agreement shall constitute a legally binding obligation of Consultant, enforceable in accordance with the terms and conditions contained herein.


                    Section 8. Consultant Obligations.  Consultant warrants that it shall render Services pursuant to this Agreement in a professional manner, and will at all times endeavor to provide sound and reasonable recommendations to Consultee in performing such Services. Except as otherwise expressly stated herein, Consultant makes no representations, warranties or covenants with respect to its performance of Services. THE PARTIES ACKNOWLEDGE AND AGREE THAT CONSULTANT'S SERVICES SHALL NOT INCLUDE RESPONSIBILITY FOR MAKING ANY FINAL DECISIONS ON CONSULTEE'S BEHALF. THEREFORE, CONSULTANT EXPRESSLY DISCLAIMS ANY LIABILITY ARISING FROM ANY DECISION MADE ON THE BASIS OF CONSULTANT'S SERVICES OR RECOMMENDATIONS INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL DAMAGES DERIVING THEREFROM. CONSULTEE ACKNOWLEDGES AND AGREES THAT NEITHER CONSULTANT NOR COURY SHALL BE HELD RESPONSIBLE OR LIABLE FOR THE MAKING OF ANY DECISION BASED ON CONSULTANT'S OR COURY'S SERVICES OR RECOMMENDATIONS, AND CONSULTEE HEREBY WAIVES AND RELINQUISHES ANY CAUSE OF ACTION IT NOW HAS OR MAY IN THE FUTURE ACQUIRE AGAINST CONSULTANT OR COURY BASED ON OR RELATING TO ANY SERVICES OR RECOMMENDATIONS RENDERED BY EITHER.


                    Section 9. Independent Contractor. In the performance of Services hereunder, Consultant shall act at all times solely as an independent contractor, and nothing herein shall at any time be construed so as to create the relationship of employer and employee, partnership, principal and agent or joint venture as between Consultee and Consultant.


                    Section 10. Service To Other Clients. Consultee acknowledges and agrees that its engagement of Consultant's Services pursuant to this Agreement shall not be an exclusive engagement, and that Coury's employment by Consultant shall not be exclusive of other activities engaged in by Coury. Consultee further acknowledges and agrees that during the term of this Agreement, Consultant shall have clients in addition to Consultee, and that Consultant may be obligated to perform services for such other clients during said term.

                    Section 11. Assignment. Neither this Agreement nor any interest herein or obligation hereunder may be assigned by either of the parties hereto without the express written consent of the other.




                    Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.


                    Section 13. Successors and Assigns. Except as otherwise contained herein, this Agreement shall be binding upon, and will inure to the benefit of, the successors and permitted assigns of the parties hereto.


                    Section 14. Notices.  Any notices  required to be made under the terms of this Agreement shall be made to the parties at the addresses listed above subject to each party's right to change the address for such notification by registered mail or similar service and shall be deemed to be received three (3) days after the posting thereof.


                    Section 15. Definitions. For purposes of this Agreement, the following terms shall have the meanings assigned to them:

                    (a)  Termination for Cause. In the event that the Consultant has (i) committed an act of dishonesty, fraud, theft, misappropriation, embezzlement or breach of trust against the Consultee or an act which the Consultant knew to be in violation of the duties to the Consultee (including the unauthorized disclosure of proprietary information); (ii) willfully or grossly neglected its duties and other obligations hereunder or continually failed to render services or perform its obligations to the Consultee, which neglect or failure is not remedied within 10 days after written notice thereof by the Consultee; or (iii) been convicted of a felony (by trial or plea), the Consultee shall be entitled to terminate this Agreement and the relationship established hereby immediately upon the giving of written notice to the Consultant of such termination specifying the grounds therefor. Any such termination shall be a "Termination for Cause." Without limiting the generality of the foregoing, the following specific instances of conduct shall give rise to the right of the Consultee to terminate the Consultant for cause: (A) a violation of the confidentiality obligations of the Consultee herein or a confidentiality obligation to which the Consultee or any affiliate is bound; (B) misappropriation of Consultee's property or the property of affiliate of the Consultee; and (C) falsification of Consultee's records.

                    (b) Change in  Control.  (i) Change Of Control  shall mean a change of control of a nature that would be required to be reported in response to Item 6 (e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as


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

               amended (the "Exchange Act"), whether or not the Consultee is then subject to such reporting requirement; provided that, without limitation, such a Change of Control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as determined for purposes of Regulation 13D-G under the Exchange Act as currently in effect), other than a Consultee-sponsored employee benefit plan, directly or indirectly, of securities of the Consultee representing twenty percent (20%) or more of the combined voting power of the Consultee 's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director, whose election to the Board or nomination for election to the Board by the Consultee's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election to the Board or nomination for election to the Board by the Consultee 's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (C) the stockholders of the Consultee approve (1) a merger or consolidation of the Consultee with any corporation or other entity other than a merger or consolidation which would result in the holders of the voting securities of the Consultee outstanding immediately prior thereto holding immediately thereafter securities representing more than eighty percent (80%) of the combined voting power of the voting securities of the Consultee or such surviving entity outstanding immediately after such merger or consolidation (2) a plan of complete liquidation of the Consultee or (3) an agreement for the sale or disposition by the Consultee of all or substantially all of the Consultee's assets; PROVIDED, HOWEVER, that if such a merger, consolidation, plan of liquidation or sale of substantially all assets is not consummated following such stockholder approval and the transaction is abandoned, then the Change of Control shall be deemed not to have occurred. Notwithstanding the foregoing, in no event shall a Change of Control be deemed to occur as the result of the formation of a holding company; (ii) Change in Control shall also mean the termination of employment (including a termination due to death, disability or retirement) or demotion of Milan Puskar and Dana Barnett, or a change in the Consultant's reporting responsibility such that the Consultant must report to someone other than Milan Puskar or Dana Barnett.

                    (c) Major Transaction.  For purposes of this agreement,  the term "Major Transaction" shall include, without limitation, any sale (whether in one or a series of transactions) of all or a substantial amount of the assets or the capital stock of the Company, any sale, merger, or joint venture combination involving the Company, any recapitalization, restructuring or liquidation of the Company or any combination thereof, or any other form of transaction or disposition which results in the effective sale of the principal business and operations of the Company by the current owners, and shall also include a material acquisition of a business or business line. The term "Major Transaction" shall not include the acquisition of a product or a product line or strategic alliances or other similar transactions which are in the ordinary course of the business of the Company, nor shall it include an investment in the Company by one or more institutional investors who do not actively control the Company following such investment.

                    (d) The "Aggregate Value" of a Major Transaction shall equal the value of all consideration received or to be received per share of common stock (the "Per Share Consideration") pursuant to the Major Transaction multiplied by the Fully Diluted shares outstanding (or in the case of a sale of assets, the consideration received for such assets), plus the value of any debt, capital lease, and preferred stock obligations of the entity or business acquired directly or indirectly assumed, retired, or defeased in connection with the Major Transaction or remaining on the financial statements of the entity or business at the closing of the Major Transaction. "Fully Diluted" shares outstanding shall be defined as the total number of common shares outstanding plus the total number of common shares that would be issued upon conversion of any securities convertible into common shares including, but not limited to, all outstanding convertible preferred stock and stock options. In the case of a Major Transaction in which the Per Share Consideration consists of publicly traded common stock, the Per Share Consideration shall be computed based on the average closing price of such common stock over the 10 consecutive trading days up to and including the second trading day immediately preceding the closing of the Major Transaction. The Aggregate Value of a Major Transaction shall include any break-up or similar fee received by the Consultee with respect to a Major Transaction that is not consummated.


                    Section  16.   Captions.   Section  captions  used  in  this
               Agreement are for convenience only, and shall not be utilized in the construction or interpretation of this Agreement.


                    Section 17. Entire Agreement.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof, and supersedes all prior discussions between them concerning such matters. This Agreement shall not be subject to change, alteration or amendment other than by an instrument in writing duly executed by the parties hereto.

                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


CONSULTANT:                                                   CONSULTEE:
COURTY CONSULTING, L.P.                              MYLAN LABORATORIES INC.

By:      Coury Consulting, Inc.
         Sole General Partner



By: /s/ Robert J. Coury                  By:/s/Milan Puskar
    -------------------                     --------------------
     Robert J. Coury                         Milan Puskar
     President                               Chairman and
                                             Chief Executive Officer



                                        By: /s/ Dana G. Barnett
                                            --------------------
                                            Dana Barnett
                                            Executive Vice President











                                  AMENDMENT TO
                              CONSULTING AGREEMENT

     THIS AMENDMENT is made this 27th day of April, 2001 to that certain CONSULTING AGREEMENT, made and entered into as of July 27, 2000 by and between MYLAN LABORATORIES INC., a Pennsylvania corporation having an address at 1030 Century Building, 130 Seventh Street, Pittsburgh, PA 15222 ("Consultee"), and COURY CONSULTING, L.P., a Pennsylvania limited partnership, having an address at USX Tower, 30th Floor, 600 Grant Street, Pittsburgh, Pennsylvania 15219 ("Consultant").


                              W I T N E S S E T H:


     WHEREAS, Consultee and Consultant desire to amend the Consulting Agreement; and

     WHEREAS, all capitalized terms contained herein that are not clearly defined herein shall have the meanings assigned to them under the Consulting Agreement.

     NOW, THEREFORE, in consideration of the services Consultant has rendered since the Consulting Agreement was first effective and in anticipation of future services to be rendered by the Consultant and in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties covenant and agree as follows:

     I. Effective April 27, 2001 Section 2(a) is deleted in its entirety and the following is substituted therefor:

     (a) Termination Without Cause. Consultant may terminate this Agreement at any time, effective thirty (30) days after delivery of written notice of termination to the Consultee. In such event, Consultant shall continue to render Services if requested by Consultee until the effective date of termination, and Consultant shall be paid its regular monthly compensation and performance bonus until such date. If the Consultee desires to terminate this Agreement without Cause, then the Consultant shall be entitled to receive its monthly compensation and performance bonus as described in Section 6 (a) and (b) for the remainder of the term of this Agreement.

     II. Effective April 27, 2001 Section 6(c) is deleted in its entirety and the following is substituted therefor:

     (c) Performance Bonus. In its sole and absolute discretion Consultee may pay the Consultant a performance bonus in such amount, at such times and based upon such performance as Puskar and Barnett or their successors may deem appropriate. Effective April 27, 2001 the parties have agreed that a performance bonus of ten thousand dollars ($10,000) per month shall be paid to the Consultant. This performance bonus shall be paid over the remaining term of this Agreement by increasing the Monthly Compensation payable to the Consultant.

     II. Effective upon the execution of this Amendment, Section 6(d) is deleted in its entirety and the following is substituted therefor:


                  (d) Major Transaction. Consultee agrees that the Consultant shall participate in any Major Transaction (as hereinafter defined) including any transaction in which the Consultee is the surviving entity; provided, however, that (i) such Major Transaction was announced during the period commencing on the effective date of the amendment to this Agreement and ending twelve (12) months after the termination of this Agreement, and (ii) the Consultant has neither voluntarily terminated this Agreement (i.e., the Consultant did not initiate a Termination Without Cause) nor been Terminated For Cause. Consultee agrees to pay to, or cause to be paid to, the Consultant a fee equal to one-tenth of one percent (.1%) of the Aggregate Value (as hereinafter defined) of any Major Transaction.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


CONSULTANT:                                                   CONSULTEE:
COURTY CONSULTING, L.P.                              MYLAN LABORATORIES INC.

By:      Coury Consulting, Inc.
         Sole General Partner


By: /s/ Robert J. Coury                 By: /s/ Milan Puskar
    -------------------                     -------------------------
    Robert J. Coury                         Milan Puskar
    President                               Chairman and
                                            Chief Executive Officer



                                         By: /s/ Dana G. Barnett
                                             -------------------------
                                             Dana Barnett
                                             Executive Vice President






                                  AMENDMENT TO
                              CONSULTING AGREEMENT

     THIS AMENDMENT is made this 19th day of November, 2001 to that certain CONSULTING AGREEMENT, made and entered into as of the 27th day of July, 2000 and amended as of the 27th day of April, 2001 by and between MYLAN LABORATORIES INC., a Pennsylvania corporation having an address at 1030 Century Building, 130 Seventh Street, Pittsburgh, PA 15222 ("Consultee"), and COURY CONSULTING, L.P., a Pennsylvania limited partnership, having an address at USX Tower, 30th Floor, 600 Grant Street, Pittsburgh, Pennsylvania 15219 ("Consultant").


                              W I T N E S S E T H:


     WHEREAS, Consultee and Consultant desire to amend the Consulting Agreement effective December 1, 2001; and

     WHEREAS, all capitalized terms contained herein that are not clearly defined herein shall have the meanings assigned to them under the Consulting Agreement.

     NOW, THEREFORE, in consideration of the services Consultant has rendered since the Consulting Agreement was first effective and in anticipation of future services to be rendered by the Consultant and in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties covenant and agree as follows:

     I. The first sentence of Section 2 is deleted in its entirety and the following is substituted therefor:

     Subject to an earlier termination of this Agreement pursuant to subsections
     (a) (b) and (c) below, the term of this Agreement shall commence December 1, 2001 and shall terminate December 31, 2003.

     II. Section 2(c) is deleted in its entirety and the following is substituted therefor:

     (c) Termination Due to a Change In Control. Consultant may terminate this Agreement due to a Change In Control (as hereinafter defined), upon written notice to the Consultee delivered within sixty (60) days of such Change In Control. Such termination shall be effective thirty (30) days after delivery of such written notice. In such event, Consultant shall continue to render Services if requested by Consultee until the effective date of termination, and Consultant shall be entitled to receive its monthly compensation as described in subsections 6(b) & (c) for the remainder of the term of this Agreement. If the Company desires to terminate this Agreement after a Change In Control, then the Consultant shall be entitled to receive its monthly compensation as described in subsections 6(b) & (c) for the remainder of the term of this Agreement. In no event shall a termination due to a Change In Control be deemed to be a Termination Without Cause by the Consultant.


     II. Section 6(b) is deleted in its entirety and the following is substituted therefor:

          (b) Monthly Compensation. Effective December 1, 2001 and on the first day of each succeeding calendar month during which this Agreement is in effect, Consultee shall pay the Consultant the sum of seventy-five thousand dollars ($75,000).

     III. Section 6(c) is deleted in its entirety and the following is substituted therefor:

          (c) Performance Bonus. In its sole and absolute discretion Consultee may pay the Consultant a performance bonus in such amount, at such times and based upon such performance as Puskar and Barnett or their successors may deem appropriate.

Note: The prior Performance Bonus of $10,000 per month terminates with the payment due on November 27, 2001.


          III. Section 15(a) is deleted in its entirety and the following is substituted therefor:

          (a) Termination for Cause. In the event that the Consultant has (i) committed fraud, theft, misappropriation or embezzlement against the Consultee; (ii) willfully or grossly neglected its duties and other obligations hereunder or continually failed to render services or perform its obligations to the Consultee, which neglect or failure is not remedied within 10 days after written notice thereof by the Consultee; or (iii) been convicted of a felony (by trial or plea), the Consultee shall be entitled to terminate this Agreement and the relationship established hereby immediately upon the giving of written notice to the Consultant of such termination specifying the grounds therefor. Any such termination shall be a "Termination for Cause."


          IV. Section 15(b) is deleted in its entirety and the following is substituted therefor:

          (b) Change In Control. (1) Change In Control shall mean the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section 1(d), the following acquisitions shall not constitute a Change of Control:
     (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or
     (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 15(b)(3)(A), 15(b)(3)(B) and 15(b)(3)(C).

          (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

          (3) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting
     Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          Change in Control shall also mean the termination of employment (including a termination due to death, disability or retirement) or demotion of Milan Puskar and Dana Barnett, or a change in the Consultant's reporting responsibility such that the Consultant must report to someone other than Milan Puskar or Dana Barnett.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


CONSULTANT:                                                   CONSULTEE:
COURY CONSULTING, L.P.                               MYLAN LABORATORIES INC.

By:      Coury Consulting, Inc.
         Sole General Partner


By: /s/ Robert J. Coury                      By: /s/ Milan Puskar
    ------------------------                 -----------------------
     Robert J. Coury                             Milan Puskar
     President                                   Chairman and
                                                 Chief Executive Officer



                                             By: /s/ C.B. Todd
                                             -----------------------
                                                 C. B. Todd
                                                 President and
                                                 Chief Operating Officer